UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01     Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

As previously reported, on July 23, 2019, Jaguar Health, Inc. (the “Company”) consummated a registered public offering of (i) 2,886,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 10,787 shares of Series B Convertible Preferred Stock, with a stated value of $1,000 per share (the “Series B Preferred Stock”), (iii) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the earlier of (A) five (5) years from the date of issuance and (B) 30 calendar days following the public announcement of Positive Interim Results (as defined in Registration Statement on Form S-1 (File No. 333-231399) and an additional registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, together, the “Registration Statement”) related to the diarrhea results from the HALT-D investigator initiated trial if and only if in those 30 calendar days (x) the volume weighted average price of Common Stock (“VWAP”) exceeds 115% of the exercise price of such warrant for any 20 consecutive trading days (the “Measurement Period”) and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 1 warrants”), and (iv) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the first date on the earlier of (A) 5 years from the date of issuance and (B) 30 calendar days following the public announcement by the Company that a pivotal phase 3 clinical trial using crofelemer (Mytesi, or the same or similar product with a different name) for the treatment of cancer therapy related diarrhea in humans has met its primary endpoint in accordance with the protocol if and only if in those 30 calendar days (x) the VWAP exceeds 150% of the exercise price of such warrant for the Measurement Period after such public announcement and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 2 warrants”, and together with the Series 1 warrants, the “Warrants”).

On October 2, 2019 (the “Signing Date”), the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with the sole remaining holder of the Series B Preferred Stock (the “Exercising Holder”), which Exercising Holder owns Series 1 warrants exercisable for 1,250,000 shares of Common Stock (the “Series 1 Warrant Shares”). Pursuant to the Exercise Agreement, the Company will have the right, with 2 trading days’ prior notice, to require the Exercising Holder to exercise all or a portion of its Series 1 warrants in accordance with the existing terms of the Series 1 warrants, in exchange for the Company’s agreement to issue to the Exercising Holder a number of shares (“Series B-1 Preferred Shares”) of the Company’s Series B-1 Convertible Preferred Stock, with a stated value of $12,201 (the “Series B-1 Preferred Stock”), in an amount equal to one Series B-1 Preferred Share for every 19,841 Series 1 Warrant Shares issued by the Company to the Exercising Holder.  To the extent that all Series 1 warrants held by the Exercising Holder are exercised, the Company would receive aggregate gross proceeds of approximately $1,750,000 and have issued 63 shares of Series B-1 Preferred Stock to the Exercising Holder.  The Company intends to use the net proceeds from such exercise for working capital and general corporate purposes.

Among other things, the Exercise Agreement requires the Company to file, within two business days of the Signing Date, a certificate of designation providing for the rights, preferences and privileges of the Series B-1 Preferred Shares with the Secretary of State of the State of Delaware (the “Series B-1 Certificate of Designation”).  In addition, the Company agreed to register the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Shares (the “Conversion Shares”).   The Company is required to file a registration statement for the resale of such securities within 15 calendar days following the Signing Date and to use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days following the filing of such registration statement (the “Effectiveness Deadline”).  If the Company fails to cause such registration statement to be declared effective by the Effectiveness Deadline (a “Registration Delay”), then the Company has agreed to pay the Exercising Holder liquidated damages for every thirty days after the date of such Registration Delay until it is cured, in an amount in cash equal to 2% of the product of (i) the aggregate number of Additional Conversion Shares held by the Exercising Holder and (ii) the volume-weighted average price of the Common Stock for the five days immediately prior to the date of such Registration Delay.

The offer and sale of the Series B-1 Preferred Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Series B-1 Preferred Stock

On October 3, 2019, the Company filed the Series B-1 Certificate of Designation with the Secretary of State of the State of Delaware creating a new series of authorized preferred stock of the Company, designated as the “Series B-1 Convertible Preferred Stock.”  The Series B-1 Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing. The shares of Series B-1 Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Series B-1 Certificate of Designation, the shares of Series B-1 Preferred Stock have no voting rights. However, as long as any shares of Series B-1 Preferred Stock remain outstanding, the Series B-1 Certificate of

Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series B-1 Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B-1 Preferred Stock or alter or amend the Series B-1 Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Each share of Series B-1 Preferred Stock is convertible at any time at the holder’s option into 10,001 shares of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Series B-1 Certificate of Designation. Notwithstanding the foregoing, the Series B-1 Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series B-1 Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B-1 Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance of Series B-1 Preferred Stock) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The foregoing descriptions of the Series B-1 Certificate of Designation and the Exercise Agreement do not purport to be complete, and are qualified in their entirety by reference to the Series B-1 Certificate of Designation and the Exercise Agreement, copies of which are filed herewith as Exhibit 3.1 and Exhibit 10.1, respectively.

Item 3.02   Unregistered Sales of Equity Securities.

The information required to be disclosed under this Item 3.02 is set forth in Item 1.01 above and is incorporated by reference into this Item 3.02.

Item 3.03   Material Modifications to Rights of Security Holders.

The information required to be disclosed under this Item 3.03 is set forth in Item 1.01 above and is incorporated by reference into this Item 3.03.

Item 5.03   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required to be disclosed under this Item 5.03 is set forth in Item 1.01 above and is incorporated by reference into this Item 5.03.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B-1 Convertible Preferred Stock.
10.1	Warrant Exercise Agreement, dated October 2, 2019, between Jaguar Health, Inc. and the purchaser named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: October 3, 2019